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                                                                   Exhibit 10.74
                                                                   -------------

                            SECURED PROMISSORY NOTE


$1,000,000                                          As of April 18, 2000
                                                    Washington, D.C.

          FOR VALUE RECEIVED, SYNBIOTICS CORPORATION, a Delaware corporation (the "Maker"), promises to pay to the order of KIRKEGAARD & PERRY LABORATORIES, INC., a Maryland corporation (the "Holder"), at, or at such other place as the Holder may from time to time designate, the aggregate principal amount of $1,000,000. Said principal shall be due and payable as follows:

                  Amount Due                                   Payment Due Date
                  ----------                                   ----------------
                   $800,000                     Upon the earlier of (i) the completion of the
                                                transfer of the manufacturing of the Products
                                                as defined in the Transitional Manufacturing
                                                and Supply Agreement of even date herewith, by
                                                and between Holder and Maker (the
                                                "Manufacturing Agreement") from Holder to
                                                Maker in accordance with the terms of the
                                                Manufacturing Agreement or (ii) April 18, 2001.

                   $200,000                     Upon the earlier of (i) the completion of the
                                                transfer of the manufacturing of the Products
                                                as defined in the Manufacturing Agreement from
                                                Holder to Maker in accordance with the terms
                                                of the Manufacturing Agreement or (ii) July
                                                18, 2001.

All payments hereunder shall be made in lawful money of the United States of America.

          The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all accrued but unpaid interest and other amounts accrued hereunder, if any, on the date of any such prepayment, and the balance of any such prepayment shall be applied to installments of principal payable hereunder in the order of maturity.

          This Note evidences the obligation of the Maker to the Holder pursuant to Section 1.4 of the Asset Purchase Agreement, dated as of April 18, 2000,
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between Maker and Holder (the "Agreement"), and is secured by a Security
Agreement of even date herewith, between Maker and Holder (the "Security Agreement"), encumbering certain assets of Maker. The Holder is entitled to the benefits of the Security Agreement, and reference is made to the Security Agreement for a description of the collateral and the rights and remedies of the Holder

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thereunder. Neither the reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof when due.

          The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder: (i) failure to pay, when due, the principal or any other sum payable hereunder, and continuance of such failure for five (5) business days after the date on which such principal, or other sum is due (whether upon maturity hereof, upon any installment payment day, upon acceleration, or otherwise); (ii) an event of default by Maker under the Security Agreement; (iii) an event of default by Maker under the Manufacturing Agreement; or (iv) an event of default by Maker under the Royalty Agreement. Upon the occurrence of any Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice with respect to an Event of Default specified in clause (i) of this Agreement, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

          In the event that the principal amount hereof, or any other sum due hereunder, is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid sums due hereunder shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the interest rate announced by The Wall Street Journal as the "prime" lending rate charged by major financial institutions (the "Prime Rate") plus two percent (2%), which rate shall commence, without notice, immediately upon the date when said payment was due and payable. Should The Wall Street Journal cease publishing the Prime Rate, an alternate index of similar nature will be selected by the Maker and the Holder.

          The Maker promises to pay all reasonable costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof, and to perform each and every obligation to be performed by the Maker under this Note.

          Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

          Each Obligor (which term shall include the Maker and all makers, sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in

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exercising any right or power hereunder, shall affect the liability of any
Obligor. The pleading of any statute of limitations as a defense to any demand against Obligor is expressly waived.

          No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be
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fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.

          Whenever used herein, the words "Maker" and "Holder" and "Obligor" shall be deemed to include their respective successors and assigns.

          This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

          IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered in its name and on its behalf on its behalf as of the day and year first hereinabove set forth.

                                 SYNBIOTICS CORPORATION

ATTEST:

/s/ Paul Rosinack                By:  /s/ Kenneth M. Cohen
-----------------                     --------------------
                                      Name: Kenneth M. Cohen
                                      Title:  President and CEO

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